Exhibit 99.1
N-able Announces Third Quarter 2022 Results
Raised Full-Year 2022 Adjusted EBITDA Outlook to 30% and Maintained Full-Year 2022 Revenue Outlook of 7% Year-Over-Year Growth, or 12% to 13% on a Constant Currency Basis

Third Quarter Subscription Revenue Increased 6% Year-Over-Year, 13% in Constant Currency

TTM Dollar-Based Net Retention Rate of 104% Includes ~ 4 Points of Negative FX Impact

BURLINGTON, Massachusetts - November 10, 2022 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service, and security solutions, today reported results for its third quarter ended September 30, 2022.
“We are proud of our third quarter results, which came in above the high end of our outlook for both revenue and profit. Just after the end of the third quarter we hosted many of our partners at our Empower conference with the theme ‘Own the Cloud’. Across the board we received validation that our strategy is on track and that we are helping our partners drive successful, recession-resilient businesses,” said N-able President and CEO John Pagliuca. “Our offerings in RMM, data protection, and security are leaders in the market, and we are committed to innovating on the cutting edge as MSPs become even more mission-critical to SMEs globally. We are focused on helping our partners manage everything, secure everything, and accelerate their growth, and my fellow N-ablites are driven to fulfill this mission every day.”
"The revenue growth and adjusted EBITDA we delivered in the third quarter reflect our efforts to focus on particular categories of partners, including MSP aggregators and emerging-growth MSPs, with particularly strong growth in our security and data protection offerings,” added N-able Executive Vice President and CFO Tim O’Brien. “We demonstrated strong cost management in the quarter while continuing to focus investment on growth and strategic initiatives. We plan to continue to prioritize our growth-oriented investments while maintaining cost discipline across other aspects of the business."
Third quarter 2022 financial highlights:
•Total revenue of $93.5 million, representing approximately 6% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•Subscription revenue of $91.2 million, representing approximately 6% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•GAAP gross margin of 83.9% and non-GAAP gross margin of 84.8%.
•GAAP net income of $0.3 million, or $0.00 per diluted share, and non-GAAP net income of $12.3 million, or $0.07 per diluted share.
•Adjusted EBITDA of $28.8 million, representing an adjusted EBITDA margin of 30.9%.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
Additional highlights for the third quarter of 2022 include:
•N-able launched N-sight™ RMM all-in-one solution for growing MSPs that combines N-able’s award-winning cloud-based RMM, N-able Take Control for remote support, and MSP Manager for professional services automation to make it easier for MSPs to start quickly and scale efficiently at a highly competitive price point.
•N-able launched Cloud User Hub, which leverages the technology acquired from its acquisition of Spinpanel. Cloud User Hub is a multi-tenant Microsoft 365 management and automation platform built for Microsoft Cloud services to automate the provisioning, security, and management of all Microsoft tenants, users, and licenses in a single consolidated hub.
•N-able was voted winner in the MSP RMM Platforms category of the 2022 CRN Annual Report Card (ARC) Awards for the second year running, ranking first in the Product Innovation, Partnership, and Managed and Cloud Services subcategories. The ARC Awards, one of the most prestigious honors in the IT industry, is based on independent votes by solution providers who include N-able’s customers.
•N-able released a new feature added on to N-able Mail Assure called Private Portal, which is an extra layer of email security designed to help protect critical business data. Private Portal, included with Mail Assure free of charge, sends a notification to recipients when they receive an email with business-critical information based on policies configured by the user or company.
Balance Sheet
At September 30, 2022, total cash and cash equivalents were $87.7 million and total debt was $337.5 million.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, through July 19, 2021, the date of completion of N-able’s separation from SolarWinds Corporation (“SolarWinds”), N-able operated as part of SolarWinds and the financial results for the periods through such date have been prepared from SolarWinds’ historical accounting records and presented on a stand-alone basis as if N-able’s business’ operations had been conducted independently from SolarWinds. While the allocations and estimates in these carve-out financials are based on assumptions that N-able’s management believes are reasonable, the financial results presented may not be indicative of the financial position, results of operations and cash flows of N-able in the future or if N-able had been a separate, stand-alone publicly traded entity during the periods presented. N-able’s financial results for the period from July 20, 2021, through September 30, 2022, are based on our reported results as a stand-alone company.
Financial Outlook
As of November 10, 2022, N-able is providing its financial outlook for the fourth quarter of 2022 and full year 2022. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
The financial outlook provided below reflects N-able's updated expectations, as of the date of this release, regarding the impact on its business of changing FX rates and current macroeconomic dynamics.
Financial Outlook for the Fourth Quarter of 2022
N-able management currently expects to achieve the following results for the fourth quarter of 2022:
•Total revenue in the range of $93.3 to $93.8 million, representing approximately 5% year-over-year growth, or approximately 11% to 12% growth on a constant currency basis.
•Adjusted EBITDA in the range of $27.5 to $28.0 million, representing approximately 30% of total revenue.
Financial Outlook for Full-Year 2022
N-able management currently expects to achieve the following results for the full year 2022:
•Total revenue in the range of $369.3 to $369.8 million, representing 7% year-over-year growth, or 12% to 13% year-over-year growth on a constant currency basis.
•Adjusted EBITDA in the range of $111.0 to $111.5 million, representing approximately 30% of total revenue.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on November 10, 2022. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A live dial-in will be available domestically at +1 (844) 200-6205 and internationally at +1 (929) 526-1599. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 806763 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year 2022 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business, that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may continue to adversely affect our business, results of operations and financial condition or the impact of the COVID-19 pandemic on the global economy or on the business operations and financial conditions of our customers, their end-customers and our prospective customers; (c) the impact of adverse economic conditions; (d) our ability to sell subscriptions to new MSP partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (e) any decline in our renewal or net retention rates; (f) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic, inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our financial condition or results of operations; (g) any inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (h) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, or the Cyber Incident, and other security incidents may result, in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel as a standalone public company; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s Annual Report on Form 10-K for the year ended December 31, 2021, that N-able filed with the SEC on March 8, 2022; and in the Quarterly Report on Form 10-Q for the period ended March 31, 2022, that N-able filed with the SEC on May 12, 2022. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-

GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About N-able
N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2022 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 919.957.5019 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$87,729	$66,736
Accounts receivable, net of allowances of $1,791 and $1,653 as of September 30, 2022 and December 31, 2021, respectively	31,625	33,041
Income tax receivable	9,973	7,250
Prepaid and other current assets	14,265	13,962
Total current assets	143,592	120,989
Property and equipment, net	37,271	38,748
Operating lease right-of-use assets	33,033	36,206
Deferred taxes	1,707	1,681
Goodwill	795,937	840,923
Intangible assets, net	9,994	8,066
Other assets, net	9,922	9,086
Total assets	$1,031,456	$1,055,699
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,797	$5,865
Due to affiliates	—	464
Accrued liabilities and other	33,802	30,944
Current operating lease liabilities	5,763	4,830
Income taxes payable	2,606	4,600
Current portion of deferred revenue	10,953	10,675
Current debt obligation	3,500	3,500
Total current liabilities	59,421	60,878
Long-term liabilities:
Deferred revenue, net of current portion	281	223
Non-current deferred taxes	5,224	2,632
Non-current operating lease liabilities	34,130	37,822
Long-term debt, net of current portion	333,959	335,379
Other long-term liabilities	4,309	410
Total liabilities	437,324	437,344
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 180,459,957 and 179,049,429 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	180	179
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	626,240	602,996
Accumulated other comprehensive (loss) income	(42,137)	15,053
Retained earnings	9,849	127
Total stockholders' equity	594,132	618,355
Total liabilities and stockholders' equity	$1,031,456	$1,055,699

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription and other revenue	$93,527	$88,423	$276,014	256,953
Cost of revenue:
Cost of revenue	14,587	11,279	41,492	34,366
Amortization of acquired technologies	516	1,017	2,043	4,758
Total cost of revenue	15,103	12,296	43,535	39,124
Gross profit	78,424	76,127	232,479	217,829
Operating expenses:
Sales and marketing	31,149	30,178	94,223	80,390
Research and development	16,038	14,649	46,664	39,192
General and administrative	18,050	19,888	54,119	61,480
Amortization of acquired intangibles	1,465	1,640	4,386	11,935
Total operating expenses	66,702	66,355	199,392	192,997
Operating income	11,722	9,772	33,087	24,832
Other expense:
Interest expense, net	(5,088)	(3,111)	(12,459)	(15,711)
Other expense, net	(1,795)	(884)	(561)	(1,467)
Total other expense	(6,883)	(3,995)	(13,020)	(17,178)
Income before income taxes	4,839	5,777	20,067	7,654
Income tax expense	4,545	3,904	10,345	9,597
Net income (loss)	$294	$1,873	$9,722	$(1,943)
Net income (loss) per share:
Basic earnings (loss) per share	$0.00	$0.01	$0.05	$(0.01)
Diluted earnings (loss) per share	$0.00	$0.01	$0.05	$(0.01)
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic earnings (loss) per share:	180,323	174,468	180,072	163,601
Shares used in computation of diluted earnings (loss) per share:	181,145	175,752	180,966	163,601

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$294	$1,873	$9,722	$(1,943)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,037	5,769	18,270	25,058
Provision for doubtful accounts	211	1,049	138	1,549
Stock-based compensation expense	10,112	11,939	28,078	20,962
Deferred taxes	(132)	(45)	213	(2,426)
Amortization of debt issuance costs	405	324	1,219	324
Operating lease right-of-use assets, net	(729)	(3,428)	(1,153)	1,807
Loss on foreign currency exchange rates	1,486	728	889	1,195
Loss on contingent consideration	166	—	166	—
Other non-cash expenses	—	—	43	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	1,790	(6,908)	278	(8,235)
Income tax receivable	(918)	(947)	(2,802)	(1,100)
Prepaid expenses and other assets	(614)	(4,184)	(397)	(10,301)
Accounts payable	(1,598)	3,598	(2,437)	(1,738)
Due to and from affiliates	61	(20,018)	(402)	(7,834)
Accrued liabilities and other	4,948	12,763	3,126	12,646
Accrued related party interest payable	—	(438)	—	(2,477)
Income taxes payable	(4,875)	181	(2,910)	(2,016)
Deferred revenue	135	814	493	688
Other long-term assets	369	—	481	—
Net cash provided by operating activities	17,148	3,070	53,015	26,159
Cash flows from investing activities
Purchases of property and equipment	(4,263)	(6,652)	(9,690)	(19,409)
Purchases of intangible assets	(1,156)	(668)	(3,512)	(2,920)
Acquisitions, net of cash acquired	(9,302)	—	(9,302)	—
Net cash used in investing activities	(14,721)	(7,320)	(22,504)	(22,329)
Cash flows from financing activities
Proceeds from Private Placement, net of $9,000 of issuance costs	—	216,000	—	216,000
Distribution of net proceeds from Private Placement to Parent	—	(216,000)	—	(216,000)
Payments of tax withholding obligations related to restricted stock	(810)	(381)	(6,353)	(381)
Exercise of stock options	4	18	31	18
Proceeds from issuance of common stock under employee stock purchase plan	747	—	1,315	—
Proceeds from Credit Agreement	—	350,000	—	350,000
Payments for debt issuance costs	—	(10,075)	—	(10,075)
Repayments of borrowings from Credit Agreement	(875)	—	(2,625)	—
Repayments of borrowings due to affiliates	—	(304,030)	—	(372,650)
Net transfers to Parent	—	(18,161)	—	(7,378)
Net cash (used in) provided by financing activities	(934)	17,371	(7,632)	(40,466)
Effect of exchange rate changes on cash and cash equivalents	(382)	(1,149)	(1,886)	(1,582)
Net increase (decrease) in cash and cash equivalents	1,111	11,972	20,993	(38,218)
Cash and cash equivalents
Beginning of period	86,618	49,600	66,736	99,790
End of period	$87,729	$61,572	$87,729	$61,572

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,065	$3,156	$10,248	$17,796

Cash paid for income taxes	$9,328	$4,699	$13,157	$14,985

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$11	$1,542	$(572)	$1,542
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$9,844	$967	$31,079

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP cost of revenue	$15,103	$12,296	$43,535	$39,124
Stock-based compensation expense and related employer-paid payroll taxes	(335)	(425)	(955)	(765)
Amortization of acquired technologies	(516)	(1,017)	(2,043)	(4,758)
Restructuring costs and other	(11)	—	(41)	—
Non-GAAP cost of revenue	$14,241	$10,854	$40,496	$33,601

GAAP gross profit	$78,424	$76,127	$232,479	$217,829
Stock-based compensation expense and related employer-paid payroll taxes	335	425	955	765
Amortization of acquired technologies	516	1,017	2,043	4,758
Restructuring costs and other	11	—	41	—
Non-GAAP gross profit	$79,286	$77,569	$235,518	$223,352

GAAP sales and marketing expense	$31,149	$30,178	$94,223	$80,390
Stock-based compensation expense and related employer-paid payroll taxes	(3,235)	(4,161)	(9,581)	(6,437)
Acquisition related costs	(4)	—	(18)	—
Restructuring costs and other	(10)	(1)	(12)	(1)
Spin-off costs	—	(89)	—	(448)
Non-GAAP sales and marketing expense	$27,900	$25,927	$84,612	$73,504

GAAP research and development expense	$16,038	$14,649	$46,664	$39,192
Stock-based compensation expense and related employer-paid payroll taxes	(1,706)	(2,183)	(4,937)	(3,509)
Acquisition related costs	—	—	(32)	—
Restructuring costs and other	(238)	—	(350)	(68)
Spin-off costs	—	(76)	—	(307)
Non-GAAP research and development expense	$14,094	$12,390	$41,345	$35,308

GAAP general and administrative expense	$18,050	$19,888	$54,119	$61,480
Stock-based compensation expense and related employer-paid payroll taxes	(4,946)	(5,116)	(13,507)	(10,646)
Acquisition related costs	(233)	—	(456)	87
Restructuring costs and other	(292)	—	(577)	(63)
Spin-off costs	(394)	(2,238)	(1,348)	(13,795)
Non-GAAP general and administrative expense	$12,185	$12,534	$38,231	$37,063

GAAP operating income	$11,722	$9,772	$33,087	$24,832
Amortization of acquired technologies	516	1,017	2,043	4,758
Amortization of acquired intangibles	1,465	1,640	4,386	11,935
Stock-based compensation expense and related employer-paid payroll taxes	10,222	11,885	28,980	21,357
Acquisition related costs	237	—	506	(87)
Restructuring costs and other	551	1	980	132
Spin-off costs	394	2,404	1,348	14,550
Non-GAAP operating income	$25,107	$26,719	$71,330	$77,477
GAAP operating margin	12.5%	11.1%	12.0%	9.7%
Non-GAAP operating margin	26.8%	30.2%	25.8%	30.2%

GAAP net income (loss)	$294	$1,873	$9,722	$(1,943)

Amortization of acquired technologies	516	1,017	2,043	4,758
Amortization of acquired intangibles	1,465	1,640	4,386	11,935
Stock-based compensation expense and related employer-paid payroll taxes	10,222	11,885	28,980	21,357
Acquisition related costs	237	—	506	(87)
Restructuring costs and other	551	1	980	132
Spin-off costs	394	2,404	1,348	14,550
Tax benefits associated with above adjustments (1)	(1,383)	(1,647)	(4,098)	(5,145)
Non-GAAP net income	$12,296	$17,173	$43,867	$45,557

GAAP diluted earnings (loss) per share	$0.00	$0.01	$0.05	$(0.01)
Non-GAAP diluted earnings per share	$0.07	$0.10	$0.24	$0.28

Shares used in computation of diluted earnings (loss) per share:	181,145	175,752	180,966	163,601
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and nine months ended September 30, 2022, and 2021, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$294	$1,873	$9,722	$(1,943)
Amortization	2,711	3,225	8,548	17,261
Depreciation	3,326	2,544	9,722	7,796
Income tax expense	4,545	3,904	10,345	9,597
Interest expense, net	5,088	3,111	12,459	15,711
Unrealized foreign currency losses	1,486	728	889	1,195
Acquisition related costs	237	—	506	(87)
Spin-off costs	394	2,404	1,348	14,550
Stock-based compensation expense and related employer-paid payroll taxes	10,222	11,885	28,980	21,357
Restructuring costs and other	551	1	980	132
Adjusted EBITDA	$28,854	$29,675	$83,499	$85,569
Adjusted EBITDA margin	30.9%	33.6%	30.3%	33.3%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Growth Rate	2022	2021	Growth Rate

GAAP subscription revenue	$91,213	$86,100	5.9%	$269,217	$249,592	7.9%
Estimated foreign currency impact (1)	6,283	—	7.3	13,664	—	5.5
Non-GAAP subscription revenue on a constant currency basis	$97,496	$86,100	13.2%	$282,881	$249,592	13.3%

GAAP other revenue	$2,314	$2,323	(0.4)%	$6,797	$7,361	(7.7)%
Estimated foreign currency impact (1)	54	—	2.3	123	—	1.7
Non-GAAP other revenue on a constant currency basis	$2,368	$2,323	1.9%	$6,920	$7,361	(6.0)%

GAAP subscription and other revenue	$93,527	$88,423	5.8%	$276,014	$256,953	7.4%
Estimated foreign currency impact (1)	6,337	—	7.2	13,787	—	5.4
Non-GAAP subscription and other revenue on a constant currency basis	$99,864	$88,423	12.9%	$289,801	$256,953	12.8%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and nine months ended September 30, 2022.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net cash provided by operating activities	$17,148	$3,070	$53,015	$26,159
Capital expenditures (1)	(5,419)	(7,320)	(13,202)	(22,329)
Free cash flow	11,729	(4,250)	39,813	3,830
Cash paid for interest, net of cash interest received	4,065	3,156	10,248	17,796
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	2,885	2,434	7,204	15,681
Unlevered free cash flow (excluding forfeited tax shield)	18,679	1,340	57,265	37,307
Forfeited tax shield related to interest payments (2)	—	—	—	(3,833)
Unlevered free cash flow	$18,679	$1,340	$57,265	$33,474
_________________
(1) Includes purchases of property and equipment and purchases of intangible assets.
(2) Forfeited tax shield related to interest payments assumes a statutory rate of 26.5% for the nine months ended September 30, 2021.